UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan 48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIVO	OTC Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers

Andrew Dahl Employment Agreement

On November 29, 2019, the Registrant entered into an amended and restated employment agreement with Andrew Dahl, Chief Executive Officer of the Registrant (“Mr. Dahl’s Employment Agreement” or the “Agreement”). Under the terms of Mr. Dahl’s Employment Agreement, Mr. Dahl will serve as chief executive officer of the Registrant for three years, with successive automatic renewals for one year terms, unless either party terminates the Agreement on at least sixty days’ notice prior to the expiration of the then current term of Mr. Dahl’s Employment Agreement. Mr. Dahl will receive an annual base salary of $440,000 (“Base Salary”) (of which $7,500 per month will be deferred until either of the following events occur: (i) within five (5) years after the Effective Date the Registrant enters into a term sheet to receive at least twenty five million dollars ($25,000,000.00) in equity or other form of investment or debt on terms satisfactory to the board of directors of the Registrant (the “Board”) including funding at closing on such terms of at least $10 million; or (ii) within twelve (12) months after the Effective Date that the Registrant receives revenue of at least $10 million. Mr. Dahl is also permitted, at his election, to participate in all retirement plans, savings plans, health or medical plans and any other benefit plans of the Registrant generally available from time to time to other management employees of the Registrant and for which he qualifies under the terms of the plans.

In addition, Mr. Dahl is entitled to a Revenue Bonus (as defined in the Agreement) equal to 2% of the Registrant’s revenue contribution in accordance with a formula as detailed in the Agreement. No Revenue Bonus is payable in any year where there is an Operating Net Loss (as defined in the Agreement).

For the 2020 fiscal year (January 1, 2020 to December 31, 2020) (“Year One”), the Registrant shall pay Mr. Dahl a bonus equal to 50% of his Base Salary if the Registrant achieves revenues for Year One which are (w) at least $500,000; and (x) greater than that for the 12-month period immediately preceding Year One. In addition, for 2021 fiscal year (January 1, 2021 through December 31, 2021) (“Year Two”), the Registrant shall pay Mr. Dahl a bonus equal to 50% of the Base Salary if the Registrant achieves revenues for Year Two which are (y) at least $500,000; and (z) greater than that for Year One.

Mr. Dahl is awarded a non-qualified option to purchase 28 million shares of the Registrant’s common stock at a price equal to the greater of $0.10 per share and the Fair Market Value (as defined in the Registrant’s 2019 Omnibus Long-term Incentive Plan) of a share on the date of grant.

Mr. Dahl will be entitled to non-qualified performance-based options having an exercise price of $.10 per share, upon the attainment of specified milestones as follows:

•Non-qualified option to purchase 1,000,000 common shares upon identification of bioactive agents in the Registrant’s product and filing of a patent with respect thereto;

•Non-qualified option to purchase 1,500,000 common shares upon entering into a contract under which the Registrant receives at least $500,000 in cash payments;

•Non-qualified option to purchase 1,500,000 common shares upon the Registrant entering into a co-development agreement with a research company to develop medicinal or pharmaceutical applications (where the partner provides at least $2M in cash or in-kind outlays);

•Non-qualified option to purchase 1,500,000 common shares upon the Registrant entering into a co-development agreement for nutraceutical or dietary supplement applications (where the partner provides at least $2M in cash or in-kind outlays); and

•Non-qualified option to purchase 1,500,000 common shares upon the Registrant entering into a pharmaceutical development agreement.

•Further, as it relates to Registrant‘s wholly-owned subsidiary, Wellmetrix, LLC (“Wellmetrix”), if and when at least $2 million in equity capital is raised from a third party and invested in Wellmetrix in an arms-length transaction, Mr. Dahl shall be granted a warrant to purchase an equity interest in Wellmetrix that is equal to the equity interest in Wellmetrix owned by the Registrant at the time of the first tranche of any such capital raise (the “Wellmetrix Warrant”). The Wellmetrix Warrant shall be fully vested as of the date it is granted and shall expire on the tenth (10th) anniversary of the grant date. Once granted, the Wellmetrix Warrant may be exercised from time to time in whole or in part, with Mr. Dahl retaining any unexercised portion. The exercise price for the Wellmetrix Warrant shall be equal to the fair market value of the interest in Wellmetrix implied by the pricing of the first tranche of any such capital raise.

Mr. Dahl’s Employment Agreement may be terminated with or without cause, provided that if it is terminated without cause, Mr. Dahl would be entitled to certain severance payments. Mr. Dahl’s Employment Agreement contains customary confidentiality terms, as well as non-solicitation and non-competition provisions.

Mr. Dahl’s Employment Agreement also provides that if a Change of Control (as defined in the Agreement) occurs and Mr. Dahl is not offered substantially equivalent employment with the successor corporation or Mr. Dahl’s employment is terminated without Cause (as defined in the Agreement) during the three month period prior to the Change of Control or the 24-month period following the Change of Control, 100% of Mr. Dahl’s unvested options will be fully vested and the restrictions on his restricted shares will lapse. Mr. Dahl’s Employment Agreement also provides for severance payments of, amongst other things, 300% of base salary and 2x the amount of the Revenue Bonus in such event.

This summary of the Plan is qualified in its entirety by reference to the full text of Mr. Dahl’s Employment Agreement.

2019 Omnibus Long-Term Incentive Plan

On November 29, 2019, after approval from the Board, the Registrant entered into and adopted the 2019 Omnibus Long-Term Incentive Plan (the “Plan”) for the purpose of enhancing the Registrant’s ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to improve the business results and earnings of the Registrant by providing an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Registrant. The Plan will be administered by the compensation committee of the Board who will, amongst other duties, have full power and authority to take all actions and to make all determinations required or provided for under the Plan. Pursuant to the Plan, the Registrant may grant options, share appreciation rights, restricted shares, restricted share units, unrestricted shares and dividend equivalent rights.

Subject to adjustment as described in the Plan, the aggregate number of common shares (“Shares”) available for issuance under the Plan is Fifty-Two Million (52,000,000) to cover two initial grants to two Participants (as defined in the Plan), plus an additional Fifty Million (50,000,000). Such One Hundred Two Million (102,000,000) Shares shall also be the aggregate number of Shares in respect of which Incentive Stock Options may be granted under the Plan. The exercise price of each Share subject to an Option (as defined in the Plan) shall be at least the Fair Market Value (as defined in the Plan) on the date of the grant of a Share and shall have a term of ten (10) years.

This summary of the Plan is qualified in its entirety by reference to the full text of the 2019 Omnibus Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2019	ZIVO BIOSCIENCE, INC.

	By:	/S/ PHILIP M. RICE, II
	Name:	Philip M. Rice, II
	Title:	Chief Financial Officer